SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2000

NORD PACIFIC LIMITED
(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-19182	Not Applicable
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	Identification Number)	File Number)

40 Wellington Row, Suite 2100, Scotia Plaza
Saint John, New Brunswick, Canada	87102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (506) 633-3800

ITEM 2.      Acquisition or Disposition of Assets

On March 10, 2000 Nord Pacific Limited (the "Company") sold its 31.5% interest in the Ramu nickel cobalt project ("Ramu") in Papua, New Guinea ("PNG") to Orogen Minerals Limited ("OML"). Pursuant to a Sale and Purchase Agreement executed by the parties on November 26, 1999, the Company received five million (US$5,000,000) dollars on closing, and is entitled to receive two additional payments of two hundred and fifty thousand (US$250,000) dollars each, on the completion of financing and on the commencement of commercial production of the Ramu site. The transaction also settled certain disputes between the Company and Highlands Pacific Limited, the project's 68.5% owner, that were the subject of a claim filed in the National Court of Papua New Guinea regarding Highlands' rights as operator of the project. OML is a public company which was created and is 50% owned by the government of PNG. The Company will incur a loss on the sale of approximately $4.7 million which will be recognized in the fourth quarter of 1999. Proceeds from the sale will be used to reduce liabilities and to boost cash reserves. The acquisition of the Company's interest in Ramu by OML was the result of an arms-length negotiation with the assistance of the Company's financial advisors.

ITEM 7.      Financial Statements and Exhibits

(3)     Exhibits required to be filed by Item 601 of Regulation S-K:
Item	Description
(2)

Sale and Purchase Agreement dated November 26, 1999 between Nord Pacific Limited, Nord Australex Nominees (PNG) Limited, Orogen Minerals (Ramu) Limited, Orogen Minerals Limited, Ramu Nickel Limited and Highlands Pacific Limited.

(20.1)	Press Release of Nord Pacific Limited dated November 29, 1999

(20.2)	Press Release of Nord Pacific Limited dated March 21, 2000

(99.1)

Deed of Assumption dated November 26, 1999 between Ramu Nickel Limited, Nord Australex Nominees (PNG) Limited, Nord Pacific Limited, Orogen Minerals (Ramu) Limited, Orogen Minerals Limited and Eastern Pacific Mines Limited. [1]

(99.2)	Deed of Release dated November 26, 1999 by Nord Pacific Limited and Nord Australex Nominees (PNG) Limited in favor of Highlands Pacific Limited and Ramu Nickel Limited.[1]

(99.3)

Instrument of Transfer of a Tenement dated December 14, 1999 by Nord Australex Nominees (PNG) Limited in favor of Orogen Minerals (Ramu) Limited. (This item is not available for filing via EDGAR. Registrant hereby agrees to furnish supplementally to the Commission a copy of this item upon request).

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1. Filed herewith

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORD PACIFIC LIMITED
Dated: March 23, 2000	By: /s/ John Griffith
John Griffith Acting Chief Financial Officer

EXHIBIT INDEX
Page Number	Description

E-1.

Sale and Purchase Agreement dated November 26, 1999 between Nord Pacific Limited, Nord Australex Nominees (PNG) Limited, Orogen Minerals (Ramu) Limited, Orogen Minerals Limited, Ramu Kickel Limited and Highlands Pacific Limited.

E-20.

Deed of Assumption dated November 26, 1999 between Ramu Kickel Limited, Nord Australex Nominees (PNG) Limited, Nord Pacific Limited, Orogen Minerals (Ramu) Limited, Orogen Minerals Limited and Eastern Pacific Mines Limited.

E-28.	Deed of Release dated November 26, 1999 by Nord Pacific Limited and Nord Australex Nominees (PNG) Limited in favor of Highlands Pacific Limited and Ramu Nickel Limited.

E-42.	Press Release of Nord Pacific Limited dated November 29, 1999.

E-43.	Press Release of Nord Pacific Limited dated March 21, 2000.

Instrument of Transfer of a Tenement dated December 14, 1999 by Nord Australex Nominees (PNG) Limited in favor of Orogen Minerals (Ramu) Limited. (This item is not available for filing via EDGAR. Registrant hereby agrees to furnish supplementally to the Commission a copy of this item upon request).